UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Atreca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Rd., Suite 400 San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

(650) 595-2595

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The proposals set forth below were submitted to the stockholders at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Atreca, Inc. (the “Company”) held on June 8, 2022. Each such proposal was described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”).

There were 31,875,995 shares of the Company’s Class A common stock entitled to vote at the Annual Meeting. There were 24,541,571 shares of the Company’s Class A common stock present or represented by valid proxy at the Annual Meeting. The number of votes cast with respect to each proposal, and if applicable, the number of broker non-votes and abstentions with respect to each proposal, are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected the Class III director nominees below to the Company’s Board of Directors to hold office until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Class III Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kristine M. Ball	14,064,421	2,652,786	7,824,364
Franklin Berger	9,404,367	7,312,840	7,824,364
John A. Orwin	13,869,508	2,847,699	7,824,364

Proposal 2 – Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of WithumSmith+Brown, PC as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

Votes For	Votes Against	Abstentions
24,052,165	288,733	200,673

There were no broker non-votes for Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Dated: June 14, 2022	By:	/s/ Courtney J. Phillips
Courtney J. Phillips
General Counsel and Corporate Secretary